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                                                                    EXHIBIT 32.1

                                  CERTIFICATION

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
Section 1350, as adopted), Dan W. Denney Jr., Ph.D., the Chief Executive Officer of Genitope Corporation (the "Company"), and John Vuko, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

      1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

      In Witness Whereof, the undersigned have set their hands hereto as of the 14th day of May, 2004.

/s/ Dan W. Denny Jr.                   /s/ John Vuko
------------------------------------   ----------------------------------
Dan W. Denney, Jr., Ph.D.              John Vuko
Chairman and Chief Executive Officer   Vice President of Finance and Chief
(Principal Executive Officer)          Financial Officer
                                       (Principal Financial Officer)